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                                                                      EXHIBIT 11

                             VLSI TECHNOLOGY, INC.

                       CALCULATION OF EARNINGS PER SHARE

                      (IN THOUSANDS EXCEPT PER SHARE DATA)

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
                                                                      FISCAL YEAR ENDED
                                                               --------------------------------
                                                               12/25/93    12/26/92     12/28/91
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
Primary Earnings per Share
Net income (loss)............................................  $15,883     $(32,217)    $ 9,873
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Average number of common and common equivalent shares:
  Average common shares outstanding..........................   33,850       28,865      25,531
  Dilutive options...........................................    1,426           --       1,126
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Average number of common and common equivalent shares........   35,276       28,865      26,657
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Earnings (loss) per common and common equivalent share.......  $   .45     $  (1.12)    $   .37
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Fully Diluted Earnings per Share
Net income (loss)............................................  $15,883      (32,217)    $ 9,873
Add interest expense on convertible subordinated debentures
  issued May 1987, net of tax effects........................    3,140        4,025       3,110
                                                               -------     --------     -------
Adjusted net income (loss)...................................  $19,023     $(28,192)    $12,983
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Average number of common and common equivalent shares on a
  fully diluted basis:
  Average common shares outstanding..........................   33,850       28,865      25,531
  Dilutive options...........................................    1,810          952       1,276
  Conversion of convertible debentures.......................    2,614        2,614       2,614
                                                               -------     --------     -------
Average number of common and common equivalent shares on a
  fully diluted basis........................................   38,274       32,431      29,421
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Fully diluted earnings (loss) per common and
  common equivalent share....................................  $   .50     $   (.87)        .44
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